BYLAWS

                                       OF
                             GLOBAL INVESTORS GUIDE

                                  SHAREHOLDERS

      1. ANNUAL MEETING. Unless the Board of Directors of the President of the Corporation selects a different time or date, the annual meeting of shareholders shall be held at 11:00 A.M. on the first Tuesday of the third month following the end of the corporation's fiscal year. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

      2. SPECIAL MEETING. Special meetings of shareholders may be called at any time by the Board of Directors, the Chairman of the board, the President or the holders of shares entitled to cast not less than one-tenth of the votes at the meeting.

      3. PLACE. Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place, within or without California, which may be designated by the Board of Directors.

      4. NOTICE.
               (a) Annual and Special Meetings. A written notice of each meeting of shareholders shall be given not more than 60 days and, except as provided below, not less than 10 (or, if sent by third class mail, 30) days before the date of the meeting to each shareholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by the Board of Directors for election. The notice shall also state
 (i) in the case of an annual meeting, those matters which the Broad of Directors intends to present for action by the shareholders, and (H) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by first class mail or other written means addressed to each shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice or as otherwise provided by law. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 35 nor more than 60 days after the receipt of the request.




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               (b) Adjourned  Meetings.  Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for 45 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as the case of an original meeting.

      5. RECORD DATE. The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights. Such record date shall not be more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. Except as otherwise provided by law, if no record date is so fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the day next preceding the day on which notice is given, or if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action of the Board of Directors has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of day prior to the date of such other action, whichever is later. Except as otherwise provided in the Articles of
 Incorporation, by law or by agreement, only shareholders at the close of business on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest. A determination of shareholders of record entitled to notice of or to vote as a meeting shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

      6. MEETING WITHOUT REGULAR CALL AND NOTICE. The actions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though taken at a meeting duly held after regular call and notice if a quorum is present in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, even though a shareholder attends such a meeting, the shareholder shall not be




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 considered  present at the  meeting if at the  beginning  of the  meeting,  the shareholder objects to the transaction of any business because the meeting was not lawfully called or convened or, with respect to the consideration of a matter required by law to be included in the notice of the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

      7. QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even through the withdrawal of shareholders leaves less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented and voting at a duly held meeting shall be the act of the shareholders unless the vote of a larger number or voting by classes is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting by the withdrawal of shareholders results in less than a quorum, the affirmative vote of at least a majority of the shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number or voting by classes is required by law of the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

      8. PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within I I months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy.

      9. VOTING, REPORT OF RESULTS. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. At every election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled or distribute the shareholder's votes according to the same principle among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' names have been placed in




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 nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes. Upon written request of any shareholder made within 60 days of any
 meeting  of   shareholders,   the  corporation   shall  forthwith  inform  such
 shareholder of the result of any particular vote of shareholders taken at the meeting, including the number of shares voting for, the number of shares voting against, and the number of shares abstaining or withheld from voting. If the matter voted on was the election of directors, the corporation shall report to the shareholder the number of shares (or votes if voted cumulatively) cast for each nominee for director. If more than one class or series of shares voted, the report shall state the appropriate numbers by class or series of shares.

      10. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the chairman of the meeting if a shareholder or proxy holder so request. When inspectors are appointed at the request of a shareholder or proxy holder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do other acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

      11. ACTION WITHOUT MEETING. Except as provided below, by the Articles of Incorporation or by law, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of (i) any shareholder approval obtained without a meeting pursuant to those provisions of the California Corporation Code set forth in Subsection 603(b)(1) of such Code at least 10 days before the consummation of the action authorized by such approval and (ii) the taking of any other action approved by shareholders without a meeting by less than unanimous written consent, which notice shall be given promptly after such action is taken. Subject to Section 305(b) of the California Corporations Code, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.




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      12. REPORTS.  The annual report to shareholders  specified in Section 1501 of the California Corporations Code is dispensed with, except as the Board of Directors may otherwise determine, as long as there are fewer than 100 holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least 15 (or, if sent by third class mail, 35) days prior to the next annual meeting of shareholders.

      13. LOST STOCK CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate or the owner's legal representative to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

                                    DIRECTORS

      14. NUMBER. The number of directors of this corporation shall be one until such number is changed by an amendment of this Bylaw, provided that, if the number of directors is set forth in the Articles of Incorporation, such number may only be changed by an amendment of the Articles of Incorporation. After the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw or amendment of the Articles of Incorporation reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

      15. POWERS. Subject to the limitations imposed by law or contained in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

      16. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected and qualified. The Board of Directors may declare vacant the office of a director who has been declared to be of unsound mind by court order or convicted of a felony. Unless otherwise provided




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 by the  Articles of  Incorporation,  vacancies  on the Board of  Directors  not caused by removal may be filled by a majority of the directors then in office, or if the number of directors then in office is less than a quorum, by the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California Corporation Code, or by a sole remaining director. The shareholders my elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors. Not reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

      17. REMOVAL. Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (ii) the entire number of directors authorized at the time of the director's most recent election were then being elected. When the Articles of Incorporation provide that the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

      18. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

      19. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity in accordance with the law and receiving compensation for such service.

      20. COMMITTEES. The Board of Directors may, by resolution adopted by the majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Except




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 as otherwise  provided by Section 311 of the California  Corporations  Code, to
 the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board.

      21. INSPECTION OF RECORDS AND PROPERTIES. Each director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the director or the director's agent or attorney. The right of inspection includes the right to copy and make extracts.

      22. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Unless otherwise provided in the Articles of Incorporation or unless the Board of Directors otherwise determines, the Board shall hold a regular meeting during each quarter of the corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of shareholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members so participating can hear each other.

      23. CALL. Unless otherwise provided in the Articles of Incorporation, meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, and Vice President or any two directors.

      24. NOTICE. Unless otherwise provided in the Articles of Incorporation, regular meetings of the Board of Directors may be held without notice if the time and place of such meetings have been fixed by the Board. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

      25. MEETING WITHOUT NOTICE TO ALL DIRECTORS. Unless otherwise provided in the Articles of Incorporation, notice of a meeting need not be given to any director who, wither before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the Minutes of the Meeting.

      26. ACTION WITHOUT MEETING. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

      27. QUORUM AND REQUIRED VOTE. Unless otherwise provided in the Articles of Incorporation, a majority of the directors shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Except as otherwise provided by Subsection 307(a)(8) of the California Corporations -Code, the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn a meeting to another time and place.

      28. COMMITTEE MEETINGS. The principles set forth in Section 22 through 27 of these Bylaws shall apply to committees of the Board of Directors and to actions by such committees.

      29. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               (a) Indemnification. To the fullest extent permissible under California law, and, to the extent authorized by the Articles of Incorporation, in excess of that which is expressly permitted by Section 317 of the California Corporations Code, the corporation shall indemnify its directors and officers against all expenses, judgments, fines, settlements and other amounts actually and reasonable incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such director or officer is or was serving as a director, officer, trustee, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this Bylaw in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. The rights granted by this Bylaw are contractual in nature and, as such, may not be altered (other than prospectively in connection with acts and




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 liabilities  not  occurring or arising  prior to the date of  alteration)  with respect to any present or former director or officer without the written consent of that person.

               (b) Procedure. Upon written request to the Board of Directors by person seeking indemnification under this Bylaw, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation! s expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

               (c) Definitions. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification.

                                    OFFICERS

      30. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the corporation shall include a Chairman of the Board, a President, a Secretary and a Chief Financial Officer. The Board of Directors may also choose a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurer or other officers. Unless otherwise provided in the Articles of Incorporation, any Chairman of the Board and President shall be the same person. All officers shall perform their duties and exercise their powers under the ultimate direction of the Board of Directors.

      31. ELECTION, TERM OF OFFICE AND VACANCIES. Unless otherwise provided in the Articles of Incorporation, at its reg ular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold off ice until their successors are chosen. Subject to the rights, if any, of an officer tinder any contract employment, the Board of Directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

      32. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation



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 under any contract to which the officer is a party.  Such resignation  shall be effective regardless of whether it is accepted by the corporation.

      33. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

      34. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over all meetings of the Board of Directors.

      35. PRESIDENT. Unless otherwise provided in the Articles of Incorporation, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of shareholders, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

      36. SECRETARY. The Secretary shall have the following powers and duties:

               (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of the Board of Directors and its committees and shareholders and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of the Bylaws, as amended.

               (b) Record of Shares. If a transfer agent or registrar is appointed by the Board of Directors to keep a share register, the share register shall be kept at the office of the transfer agent or registrar. If no such appointment is made, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

               (c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

               (d) Additional Powers and Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

      37. CHIEF FINANCIAL OFFICER. Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Chief Financial Officer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe,

      38. OTHER OFFICERS. The other officers of the corporation, if any, shall perform such duties as the Board of Directors shall prescribe.

                                  AMENDMENT OF
                                     BYLAWS

      39. Except as provided by law or the Articles of Incorporation, Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the approval of the Board of Directors, except that an amendment changing the authorized number of directors may only be adopted as provided in Section 14.

      40. RELATION TO ARTICLES. These Bylaws shall be subject to any provision of the Articles of Incorporation, as the same may be amended or restated from time to time, to the extent that the California Corporations Code permits such provision, if set forth in the Articles of Incorporation, to supervene, to modify or to constitute an exception or supplement to any provision of these Bylaws.

          This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title of these Bylaws and that such Bylaws were duly adopted by the incorporator of such corporation on December 6, 1996.

 Dated:


                                                         /s/ Jeff Phillips
                                                         -----------------------
                                                         Jeff Phillips Secretary